EXHIBIT 99.1
BGC Partners Appoints Jason W. Hauf as Chief Financial Officer
NEW YORK, June 6, 2022 -- BGC Partners, Inc. (NASDAQ: BGCP) ("BGC Partners", "BGC", or the "Company"), a leading global brokerage and financial technology company, today announced the appointment of Jason W. Hauf as Chief Financial Officer (“CFO”), effective June 6, 2022.
Mr. Hauf will replace Steven Bisgay, who will remain in his executive role as Chief Financial Officer and Executive Managing Director of Cantor Fitzgerald, L.P. (“Cantor”). Mr. Hauf will report directly to Howard W. Lutnick, BGC’s Chairman and Chief Executive Officer.
Mr. Lutnick commented on today’s announcement, “As we embark on the expansion of BGC’s digital transformation, including FMX and cryptocurrencies, it is important for our Company to be at the forefront of this evolution. Jason’s in-depth knowledge of financial services organizations will strengthen our management team and ensure we are well-positioned to meet the evolving needs of our stakeholders.”
Mr. Bisgay added, “It has been a privilege to serve as CFO of BGC Partners over the last few years. I look forward to working with Jason in his new role as the Company continues to position itself for the future.”
Mr. Hauf is an accomplished industry veteran with over 30 years of financial management and public accounting experience in international organizations. He most recently served as Managing Director and CFO of Exos Technology and Financial Partners (“Exos”), where he helped to establish an investment bank and technology company from the ground up.
Prior to his time at Exos, Mr. Hauf served as Managing Director and CFO of Royal Bank of Scotland, Corporate and Institutional Banking Division, Americas. Mr. Hauf was previously Vice President at AIG Financial Products Corp. and began his career at Coopers & Lybrand, where he was a manager when he left. He holds a Bachelor of Science degree in accounting from the University of Delaware.

About BGC Partners, Inc.
BGC Partners, Inc. (“BGC”) is a leading global brokerage and financial technology company. BGC, through its various affiliates, specializes in the brokerage of a broad range of products, including Fixed Income (Rates and Credit), Foreign Exchange, Equities, Energy and Commodities, Shipping, and Futures. BGC, through its various affiliates, also provides a wide variety of services, including trade execution, brokerage, clearing, trade compression, post-trade, information, and other back-office services to a broad range of financial and non-financial institutions. Through its brands, including FMX™, Fenics®, Fenics Market Data™, Fenics GO™, BGC®, BGC Trader™, Capitalab®, and Lucera®, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Trader, GFI, Fenics, FMX, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC and/or its affiliates. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the Nasdaq Global Select Market under the ticker symbol “BGCP”. BGC is led by Chairman of the Board and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx.

EXHIBIT 99.1
Discussion of Forward-Looking Statements about BGC
Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position, liquidity, and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

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